UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 28, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 28, 2016, the Board of Directors of PVH Corp. (the "Company") amended the Company's By-Laws to update the indemnification provision.  The new provision requires the Company to indemnify and hold harmless, and advance expenses subject to certain conditions to, any "Covered Person" against all expenses (including attorney's fees), judgment, fines, and settlements if the Covered Person acted in good faith and reasonably believed his or her actions to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable basis to believe his or her conduct was unlawful.  A "Covered Person" is defined as a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or appointed officer of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company.  The prior indemnification provisions provided indemnification to the Company's officers and directors to the fullest extent provided by law and did not address matters such as service as a director or officer of a subsidiary or joint venture, nor expressly provide for advancement of expenses.
The Company's By-Laws, as amended, are attached as Exhibit 3.1 to this Report and are incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
3.1                          By-Laws of PVH Corp., as amended through April 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: May 3, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	By-Laws of PVH Corp., as amended through April 28, 2016.